Exhibit 99.1

July 26, 2017

FutureFuel to Release Second Quarter Financial Results on August 9, 2017

CLAYTON, Mo., July 26, 2017 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE: FF) ("FutureFuel"), a manufacturer of custom and performance chemicals and biofuels, announced today that it will release second quarter 2017 financial results after market close on Wednesday, August 9, 2017.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel's chemicals segment manufactures specialty chemicals for specific customers ("custom manufacturing”) as well as multi-customer specialty chemicals ("performance chemicals"). FutureFuel’s custom manufacturing product portfolio includes a laundry detergent additive, proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel's performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small- volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

COMPANY CONTACT: FutureFuel Corp. Tom McKinlay (314) 854-8352

www.futurefuelcorporation.com

Source: FutureFuel Corp.

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